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                                                                 Exhibit 10.27



                REINSURANCE GROUP OF AMERICA, INCORPORATED
                            FLEXIBLE STOCK PLAN

                          RESTRICTED STOCK AWARD
                          ----------------------

            Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), and A. Greig Woodring ("Holder") hereby agree as follows:

                                 SECTION 1
                         Grant of Restricted Stock
                         -------------------------

            Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan ("Plan") and pursuant to action of the Compensation Committee of the Board of Directors (the "Committee") on January 28, 1998, the Company hereby grants Holder, subject to the terms, conditions and restrictions stated in this agreement ("Agreement") and the Plan, Ten
                                                                  ---
Thousand (10,000) shares of the Company's Common Stock, par value $.01 (the
-----------------
"Restricted Shares"). The Company hereby acknowledges receipt of $100.00 in cash from Holder in payment of the par value of the Restricted Shares as required by Section 15.2 of the Plan.

                                 SECTION 2
          Conditions and Restrictions Affecting Restricted Stock
          ------------------------------------------------------

      (a)   Transferability.  Subject to Sections 2(d), 2(e), and 3 of this
            ---------------
Agreement, Holder may not sell, transfer, pledge, donate, hypothecate or otherwise dispose of any of the Restricted Shares prior to January 1, 2008. The period from January 28, 1998 to December 31, 2007 is hereinafter referred to as the "Restricted Period." At the end of the Restricted Period, all Restricted Shares which have not been forfeited hereunder, together with any cash held on account of dividends paid on such Restricted Shares, shall be delivered to Holder, provided the Company may withhold sufficient Restricted Shares and/or cash in order to satisfy any federal, state or local tax withholding obligations.

      (b)   Stock Certificates.  The Restricted Shares shall be evidenced by
            ------------------
one or more stock certificates registered in Holder's name, which shall bear a restrictive legend referring to the Plan and the risk of forfeiture of the Restricted Shares and stating that the Restricted Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. In addition, certificate(s) representing the Restrictive Shares shall bear such other restrictive legends, stop-transfer orders, dividend payment orders and other notations as the Committee, in its discretion, may determine. The certificate(s) evidencing the Restricted Shares shall be held in the custody of the Company until the expiration of the Restricted Period or earlier forfeiture.

      (c)   Voting and Dividend Rights.  During the Restricted Period, Holder
            --------------------------
            shall be entitled to receive all cash dividends when paid on the Restricted Shares and shall be entitled to vote the Restricted Shares. Holder shall not be entitled to receive any stock dividends


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                                                                 Exhibit 10.27

            (including stock splits effected in the form of stock dividends) paid on the Restricted Shares during the Restricted Period. Any such stock dividends paid during the Restricted Period shall be considered "Restricted Shares", subject to all restrictions hereunder, and shall be held by the Company on the same terms as the Restricted Shares on which they were paid.

      (d)   Effect of Termination, Death and Disability.
            -------------------------------------------
                  (i) Holder shall immediately forfeit all rights relating to the Restricted Shares, upon the termination of Holder's status as an executive officer of the Company during the Restricted Period by either Holder or the Company for any reason (including retirement), other than Holder's death or Disability (a "Termination"). An approved leave of absence shall not constitute a Termination if the leave of absence does not exceed 90 days or, if longer, so long as Holder's right to re-employment is guaranteed either by statute or contract or so long as Holder in fact continues as an executive officer of the Company following the leave of absence. Where the period of leave exceeds 90 days and re-employment is not so guaranteed, or Holder does not so continue as an executive officer, Termination shall be deemed to have occurred on the first day of the period of leave. In the event of a Termination prior to the expiration of the Restricted Period other than due to Malfeasance, the Committee may make a pro rata distribution of the Restricted Shares if the Committee, in its sole discretion, believe such a distribution is appropriate and in the best interests of the Company.

                  (ii)  Death or Disability.  In the event of Holder's death
                        -------------------
      or Disability (as defined in the Plan) during the Restricted Period, the Restricted Shares (to the extent such shares have not been forfeited hereunder) shall become immediately vested in Holder or Holder's estate or legatees, as the case may be, without any restriction on transfer, voting or dividend rights hereunder (although the transfer of such shares may be subject to restrictions under federal securities laws).

      (e)   Malfeasance.  Holder shall immediately forfeit all Restricted
            -----------
Shares subject to this Agreement in the event of Holder's Malfeasance. "Malfeasance" means (1) any conduct, act or omission that is contrary to Holder's duties as an executive officer of the Company or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates (as defined in the Plan), or (2) employment of Holder by or association of Holder with an organization that competes with the Company or any of its Affiliates.


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                                                                 Exhibit 10.27

                                 SECTION 3
                             Change of Control
                             -----------------

            Notwithstanding the restrictions set forth in Section 2, in the event a Change of Control (as defined in the Plan) occurs during the Restricted Period, the Restricted Shares (to the extent such shares have not been forfeited) shall become immediately vested in Holder without any restriction on transfer, voting or dividend rights hereunder (although the transfer of such shares may be subject to restrictions under federal securities laws), and the Committee shall take such action as is necessary or appropriate to effectuate the intent of this provision.

                                 SECTION 4
                       Non-Compete/Non-Solicitation
                       ----------------------------

      Holder agrees that if Holder's employment by the Company is terminated for any reason during the Restricted Period, Holder will not, for a period of two (2) years after the date of such termination:

      (i) become employed by or associated with any organization that competes with the Company or any of its subsidiaries, or otherwise engage in any business activity that competes with any business activity of the Company or any of its subsidiaries; or
      (ii) directly or indirectly solicit any associate, consultant, or employee of the Company or any of its subsidiaries to become employed, contracted, or associated by or with Holder or any entity in which Holder is an employee or owner; or
      (iii) directly or indirectly solicit any customers of the Company or any of its subsidiaries;

without the prior written consent of the Company.

      The invalidity or enforceability of any provision of this Section 4 shall not affect the validity or enforceability of any other provision of this Section 4 or of any other provision of the Agreement. In addition, if any provision of this Section 4 shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law, and that such modified provision shall thereafter be enforced to the fullest extent possible.

                                 SECTION 5
                           Effect of Forfeiture
                           --------------------

      In the event of a forfeiture of Restricted Shares, all rights of Holder under this Agreement shall immediately terminate, and all such shares shall be available for future grant under the Plan. A forfeiture shall not affect Holder's obligations under Section 4.


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                                                                 Exhibit 10.27

                                 SECTION 6
                               Miscellaneous
                               -------------

      (a)   Non-Assignability.  This Agreement shall not be assignable or
            -----------------
transferable by Holder.

      (b)   Right to Continued Employment.  Nothing in this Agreement shall
            -----------------------------
confer on Holder any right to continued employment or interfere with the right of an employer to terminate Holder's employment at any time.

                                 SECTION 7
                             Terms of the Plan
                             -----------------

            This Agreement is subject to all of the terms of the Plan whether or not such terms are set forth in this Agreement, and capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Plan.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this twenty-eighth day of January, 1998.

                        REINSURANCE GROUP OF AMERICA, INCORPORATED
                                        "Company"


                        By: /s/ Jack B. Lay
                            ---------------
                            Name:  Jack B. Lay
                            Title: Executive Vice President & Chief
                                     Financial Officer



                            /s/ A. Greig Woodring
                            ---------------------
                            Name:  A. Greig Woodring


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